Exhibit 99.(16)

POWER OF ATTORNEY

We, the undersigned officers and trustees of U.S. Global Investors Funds (the “Trust”) do hereby severally constitute and appoint Frank E. Holmes and Susan B. McGee, and each of them acting singularly, as our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names in the capacities indicated below (i)  Registration Statement of the Trust on Form N-14 under the Investment Company Act of 1940 (the “1940 Act”), under the Securities Act of 1933 (the “1933 Act”), and under the laws of all states and other domestic and foreign jurisdictions, and any and all amendments thereto, with respect to the proposed reorganization of the Tax Free Fund into the Near-Term Tax Free Fund, and (ii) any and all other documents and papers relating to such reorganization, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, and generally to do all such things in my name and on behalf of me in the capacities indicated to enable the Trust, the Near-Term Tax Free Fund and the Tax Free Fund to comply with the 1940 Act and the 1933 Act and thereunder, hereby ratifying and confirming my signature as it may be signed by said attorneys or each of them to the Registration Statement and amendments to said Registration Statement.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, I have hereunder set my hand on this  17th day of October, 2013.

Signature	Title

/s/ Frank E. Holmes
Frank E. Holmes	Trustee
President

/s/ James F. Gaertner
James F. Gaertner	Trustee

/s/ Joe C. McKinney
Joe C. McKinney	Trustee

/s/ Susan B. McGee
Susan B. McGee	Executive Vice President
Secretary

/s/ J. Michael Belz
J. Michael Belz	Trustee

/s/ Clark R. Mandigo
Clark R. Mandigo	Trustee

/s/ Lisa Callicotte
Lisa Callicotte	Treasurer